EXHIBIT 21
                      SPORTS ARENAS, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT

   State of
Incorporation ......  Subsidiary
--------------------  ----------------------------------------------------------

   New York ........  Bradley Lanes, Inc.

  New Jersey .......  Americana Lounge, Inc. (100% by Bradley Lanes, Inc.)

   New York ........  Cabrillo Lanes, Inc.

   New York ........  Marietta Lanes, Inc.

   Delaware ........  Downtown Properties, Inc.

  California .......  Downtown Properties Development Corp.

  California .......  UCVGP, Inc.

  California .......  UCV, L.P. (1% general partner)

  California .......  Sports Arenas Properties, Inc.

  California .......    UCV, L.P. (49% limited partner) (formerly known as
                          University City Village, a joint venture)

  California .......    Redbird Properties, Ltd. (40% limited partner)

  Missouri ........  Redbird Acquisition Corporation

  California .......    Redbird Lanes, Ltd. (60% general and limited
                          partnership interest)

  California .......  Ocean West, Inc.

  California .......  RCSA Holdings, Inc.

  California .......  Old Vail Partners, L.P. (49% limited partner)

  California .......  Vail Ranch Limited Partnership (50% limited partner)

  California .......  OVGP, Inc.

  California .......  Old Vail Partners, L.P. (1% general partner)

  California .......  Ocean West Builders, Inc.

  California .......  Ocean Disbursements, Inc.

  California .......  Bowling Properties, Inc.

All subsidiaries are 100% owned, unless otherwise indicated, and are included in
the  Registrant's  consolidated  financial  statements,   except  for  Old  Vail
Partners, Redbird Properties, Ltd., and UCV, L.P.